EXHIBIT 99.1

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News Release         Ashland Logo



                                  FOR ADDITIONAL INFORMATION:
                                  Media Relations:      Investor Relations:
                                  Jim Vitak             Dean Doza
                                  (614) 790-3715        (859) 815-4454
                                  jevitak@ashland.com   lddoza@ashland.com

                                  FOR IMMEDIATE RELEASE
                                  April 2, 2007


ASHLAND INC. GIVES GUIDANCE FOR FISCAL SECOND-QUARTER EARNINGS

     COVINGTON, Ky. - Ashland Inc. (NYSE:ASH) today announced guidance for its fiscal second quarter, ended March 31, 2007. Results for the quarter will include a $15 million after-tax charge, as previously disclosed, for a voluntary severance offer (VSO) extended to employees late last year, which will eliminate approximately 100 positions in various corporate functions. Ashland also will record $18 million of after-tax income from discontinued operations, reflecting the improved credit quality of its insurance receivable from Equitas Ltd., following Equitas' transaction with Berkshire Hathaway. London-based Equitas provides a significant portion of Ashland's coverage for asbestos claims.

     Excluding the above items, Ashland expects to report operating income of $57 million to $65 million for the March 2007 quarter. Results will be driven primarily by significantly better earnings from Valvoline and Ashland Water Technologies, but will be tempered by results from Ashland Performance Materials and Ashland Distribution. By comparison, Ashland's operating income in the prior-year quarter was $49 million and $58 million in the December 2006 quarter.

     Valvoline's operating income should moderately exceed the $18.2 million it earned for the December 2006 quarter. Water Technologies is expected to achieve second-quarter operating income above the $5.4 million it produced in the December quarter. It continues to benefit from improved performances in its marine and industrial businesses and the earnings contribution of the Environmental and Process Solutions business acquired last May. Performance Materials expects operating income to be between $20 million and $23 million, which is below the prior quarter's $25.6 million. The decline in income is primarily due to inventory adjustments and increased reserves for accounts receivable. Additionally, the business has experienced some margin compression reflecting continued weakness in its key North American automotive and residential housing markets. Ashland Distribution's operating income should significantly exceed the $14.0 million earned in the December 2006 quarter; however, results will also likely be significantly below the record $30.4 million earned in the March 2006 quarter. Unallocated and other costs, excluding the VSO, are expected to be in the range of $7 million to $10 million.

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ASHLAND INC. GIVES GUIDANCE FOR FISCAL SECOND-QUARTER EARNINGS, PG. 2


     Ashland will announce preliminary* results for the second quarter on April 25, 2007, prior to the opening of the New York Stock Exchange, and will follow with an 8:30 a.m., EDT, conference call and webcast.

     Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four divisions:
Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

                                   - 0 -

FORTUNE 500 is a registered trademark of Time Inc.

* PRELIMINARY RESULTS
Financial results are preliminary until Ashland's quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2006. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.